EXHIBIT 23.4

Consent of PricewaterhouseCoopers LLP,

Independent Registered Certified Public Accounting Firm,

dated September 11, 2005

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. Six to the Registration Statement on Form S-11 of our report dated March 3, 2004, relating to the combined financial statements of Horizon Bay Senior Communities Twenty Communities, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tampa, Florida
September 11, 2005